================================================================================


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2002

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------


                              PLATO LEARNING, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              36-3660532
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                           10801 NESBITT AVENUE SOUTH
                          BLOOMINGTON, MINNESOTA 55437
                    (Address of principal executive offices)

                              PLATO LEARNING, INC.
                                 2002 STOCK PLAN
                              (Full title of plan)


              John Murray                                 Copy to:
 President and Chief Executive Officer            Martin R. Rosenbaum, Esq.
          PLATO Learning, Inc.                Maslon Edelman Borman & Brand, LLP
       10801 Nesbitt Avenue South                  3300 Wells Fargo Center
      Bloomington, Minnesota 55437                   90 South 7th Street
            (952) 832-1000                       Minneapolis, Minnesota 55402
   (Name, address and telephone number,               (612) 672-8200
including area code, of agent for service)



                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================== ================== ================= ===================== =======================
                                                               Proposed
                                         Proposed Maximum       Maximum
               Title of                    Amount to be      Offering Price        Aggregate              Amount of
      Securities to be Registered           Registered       Per Share (1)     Offering Price (1)    Registration Fee (1)
---------------------------------------- ------------------ ----------------- --------------------- -----------------------
Common Stock, par  value $.01
per share....................                1,700,000           $17.05           $28,985,000             $2,666.62
======================================== ================== ================= ===================== =======================

(1) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock on the Nasdaq National Market System on March 18, 2002.


================================================================================

                                     PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.

     The following documents filed with the Securities and Exchange Commission by PLATO Learning, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002;

          (c) Definitive Proxy Statement for the 2002 Annual Meeting of Shareholders filed on February 4, 2002;

          (d) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), which is contained in the registration statement on Form 8-A filed with the Commission on November 12, 1992 under the Securities Exchange Act of 1934, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides the following:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

     Under the provisions of the Company's By-laws, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the Sate of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of the Company's By-laws, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in the By-laws is a contract right and, subject to Sections 2 and 5 of the Company's By-laws, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     The Company has entered into indemnification agreements with its directors and executive officers which provide indemnification to the full extent permitted by the Company's By-Laws. Such agreements also provide for the advancement to indemnified persons of litigation costs and expenses.

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Law, a director of the Company shall not be liable to the Company or its stockholders for a breach of fiduciary duty as a director.

     The Company maintains directors' and officers' liability insurance which insures the directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

  Exhibit Number    Description of Exhibit
  --------------    ----------------------
          4.1       Certificate of Incorporation of the Company (filed as
                    Exhibit 3.01 to the Company's Registration Statement on Form
                    S-1 (File Number 33-54296) filed with the Commission on
                    November 6, 1992 and incorporated herein by reference)

          4.2       Amended and Restated By-laws of the Company (filed as
                    Exhibit 4.02 to the Company's Form S-8 filed with the Commission on September 6, 2000, and incorporated herein by reference)

          4.3 PLATO Learning, Inc. 2002 Stock Plan (filed as Appendix A to the Company's Definitive Proxy Statement filed on February
                    4, 2002 and incorporated herein by reference)

          5.1 Opinion of Maslon Edelman Borman & Brand, LLP, as to the legality of the securities being registered

         23.1 Consent of Maslon Edelman Borman & Brand, LLP (included in its opinion filed as Exhibit 5.1)

         23.2       Consent of  PricewaterhouseCoopers LLP

         24.1       Powers of Attorney (included on signature page)


Item 9.  Undertakings.

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bloomington, State of Minnesota, on March 20, 2002.

                                       PLATO LEARNING, INC.


                                       By: /s/ John Murray
                                           ----------------------------------
                                           John Murray
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     The undersigned directors and executive officers of PLATO Learning, Inc. do hereby constitute and appoint John Murray and Mary Jo Murphy, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable PLATO Learning, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments (including pre-effective and post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2002.


            Signature                                                   Title
            ---------                                                   -----

/s/ John Murray                                          President and Chief Executive Officer
--------------------------------------------             (Principal Executive Officer)
         John Murray

/s/ Gregory J. Melsen                                    Vice President, Finance & Chief Financial Officer
--------------------------------------------             (Principal Financial Officer)
         Gregory J. Melsen

/s/ Mary Jo Murphy                                       Vice President, Corporate Controller and Chief
--------------------------------------------             Accounting Officer and Assistant Secretary
         Mary Jo Murphy                                  (Principal Accounting Officer)

/s/ Joseph Duffy                                         Director
--------------------------------------------
         Joseph Duffy

/s/ Ruth L. Greenstein                                   Director
--------------------------------------------
         Ruth L. Greenstein

/s/ Thomas G. Hudson                                     Director
--------------------------------------------
         Thomas G. Hudson

/s/ John L. Krakauer                                     Director
--------------------------------------------
         John L. Krakauer

/s/ Dennis J. Reimer                                     Director
--------------------------------------------
         Dennis J. Reimer

/s/ William R. Roach                                     Director
--------------------------------------------
         William R. Roach

/s/ Arthur W. Stellar                                    Director
--------------------------------------------
         Arthur W. Stellar

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit
Number            Description of Exhibit
-------           ----------------------
5.1               Opinion of Maslon Edelman Borman & Brand, LLP as to the
                  legality of the securities being registered

23.2              Consent of  PricewaterhouseCoopers LLP